UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2014

Egalet Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-36295	46-357334
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

460 East Swedesford Road, Suite 1050,

Wayne, Pennsylvania 19087

(610) 833-4200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 — Submission of Matters to a Vote of Security Holders

The 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Egalet Corporation (the “Company”) was held on June 9, 2014. Matters submitted to the stockholders and voted upon at the meeting, which are more fully described in the Company’s Proxy Statement, which was originally filed with the Securities and Exchange Commission on April 30, 2014 and revised pursuant to a filing with the Securities and Exchange Commission on May 6, 2014, were (1) the election of Mr. Robert Radie as a Class A director to the Company’s board of directors; (2) an amendment to the Company’s 2013 Stock-Based Incentive Plan to increase the number of shares of the Company’s common stock authorized for issuance; and (3) the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014. At the Annual Meeting, the Company’s shareholders approved the three proposals, and the results are as follows:

(1)         Election of Robert Radie as a Class A director

	For	Withheld	Broker Non-Votes
Robert Radie	15,090,786	4,200	907,597

(2)         Amendment to the Company’s 2013 Stock-Based Incentive Plan to increase the number of shares of the Company’s common stock authorized for issuance.

For	Against	Abstain	Broker Non-Votes
14,781,245	313,741	0	907,597

(3)         Ratification of the Appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

For	Against	Abstain
15,822,214	180,269	100

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1+	Amendment No. 1 to the Egalet Corporation 2013 Stock-Based Incentive Plan.

10.2+	Form of Egalet Corporation Incentive Stock Option Agreement.

10.3+	Form of Egalet Corporation Non-Qualified Option Agreement.

+                                         Indicates management contract or compensatory plan.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2014	Egalet Corporation

	By:	/s/ Stan Musial
Name: Stan Musial
Title: Chief Financial Officer

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Exhibit Index

Exhibit Number	Description

10.1+	Amendment No. 1 to the Egalet Corporation 2013 Stock-Based Incentive Plan.

10.2+	Form of Egalet Corporation Incentive Stock Option Agreement.

10.3+	Form of Egalet Corporation Non-Qualified Option Agreement.

+              Indicates management contract or compensatory plan.

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